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                                                                    EXHIBIT 99.6

                     AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13D and agrees that this Schedule 13D is filed on its behalf.

Dated:    November 2, 1998

                                   SUT ACQUISITION CORP.


                                   By: /s/Steven S. Elbaum
                                       ------------------------------
                                       Name:  Steven S. Elbaum
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer

                                   SUPERIOR TELECOM INC.


                                   By: /s/Steven S. Elbaum
                                       ------------------------------
                                       Name:  Steven S. Elbaum
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer

                                   THE ALPINE GROUP, INC.


                                   By: /s/Steven S. Elbaum
                                       ------------------------------
                                       Name:  Steven S. Elbaum
                                       Title: Chairman of the Board
                                              and Chief Executive Officer